Exhibit 10(b)











                        CONSTELLATION ENERGY GROUP, INC.



                            BENEFITS RESTORATION PLAN















                            Effective January 1, 2000




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                        CONSTELLATION ENERGY GROUP, INC.

                            BENEFITS RESTORATION PLAN


1.       Objective.  The  objective of this Plan is to restore the benefits
         provided  to   employees  of   Constellation   Energy  Group  and  its
         subsidiaries whose Pension Plan benefits are affected by Internal Revenue Code Limitations.

2. Definitions. All words beginning with an initial capital letter and not otherwise defined herein shall have the meaning set forth in the Pension Plan. All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

          "Committee" means the Committee on Management of the Board of Directors of Constellation Energy Group.

          "Constellation Energy Group" means Constellation Energy Group, Inc., a Maryland corporation, or its successor.

          "Internal Revenue Code Limitations" means the limitations under Sections 415 and/or 401(a)(17) of the Internal Revenue Code.

          "Pension Plan" means the Pension Plan of Constellation Energy Group, Inc. as may be amended from time to time, or any successor plan.

          "Plan" means the Constellation Energy Group, Inc. Benefits Restoration Plan.

          "Plan Administrator" means, as set forth in Section 3, the Vice President - Human Resources of Constellation Energy Group.

3. Plan Administration. The Vice President - Human Resources of Constellation Energy Group is the Plan Administrator and has sole authority (except as specified otherwise herein) to interpret the Plan and, in general, to make all other determinations advisable for the administration of the Plan to achieve its stated objective. Appeals of written decisions by the Plan Administrator may be made to the

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          Chairman of the Board of  Directors  of  Constellation  Energy  Group.
          Decisions by the Chairman shall be final and not subject to further appeal. The Plan Administrator shall have the power to delegate all or any part of his/her duties to one or more designees, and to withdraw such authority, by written designation.

4. Eligibility. Each employee of Constellation Energy Group or its subsidiaries whose Pension Plan benefits are reduced because of Internal Revenue Code Limitations, is a participant; provided, however that any such employee entitled to benefits payout under the Constellation Energy Group Senior Executive Supplemental Pension Plan, Executive Supplemental Plan, Senior Management Pension Plan or Senior Management Supplemental Pension Plan, is not a participant in this Plan; and provided further that any employee in a classification designated by the Chairman of the Board of Directors of Constellation Energy Group and reflected in Appendix A is also not a participant in this Plan.

5.        Restoration Benefits.

          (a) Computation of benefits. A participant's (or if applicable, Surviving Spouse's or Alternate Beneficiary's) benefits under this Plan will be calculated as set forth below:


               (i) compute the participant's (or, if applicable with respect to a participant who is deceased before his/her Severance from Service Date, Surviving Spouse's or Alternate Beneficiary's) benefit under the Pension Plan without regard to any Internal Revenue Code Limitations, based on the participant's Severance from Service Date and assuming that benefit payments commence on the first of the month following the Severance From Service Date in the form of a single life annuity; provided, however, that if the participant is participating in the Traditional

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               Pension Plan and the participant is not eligible to have payments start as of such date, benefit payments will be assumed to commence on the participant's Normal Retirement Date in the form of a single life annuity; and further provided that if the participant was participating in the Traditional Pension Plan and the Surviving Spouse is not eligible to have payments start as of such date, benefit payments to the Surviving Spouse will be assumed to commence on the earliest date permitted under the Pension Plan, in the form of a single life annuity; and further provided that if a deceased participant is participating in the PEP, benefit payments to the Surviving Spouse or Alternate Beneficiary will be assumed to commence on the first of the month following the participant's death, in the form of a lump sum payment, and

               (ii) subtract from the amount in (i) above the amount that would be payable to the participant (or, if applicable, Surviving Spouse) under the Pension Plan as a single life annuity (or, if applicable, as an equivalent lump sum payment for a Surviving Spouse) if the Benefit Commencement Date under that plan were the same as the assumed date of benefit payment under (i); provided, however, that if the participant is participating in the PEP and dies while employed, subtract from the amount in (i) above the amount that would be payable to the Surviving Spouse or Alternate Beneficiary on the first of the month following the participant's death in the form of a lump sum payment.


          (b) Form of payout of benefits - generally. For a participant, the payout under this Plan will be in the form of a monthly payment, unless the present value of the Plan benefit is under $50,000, or unless the participant makes a valid election to receive his/her payout in the form of a lump sum. For this purpose, the present value of the Plan benefit will be the amount that would be payable to a participant under paragraph (d) if he or she elected to receive a lump sum.

          A participant may elect to receive his/her payout in the form of a lump sum by submitting to the Plan Administrator a signed Lump Sum Election Form. The Form must be received by the Plan Administrator before the beginning of the calendar year during which the participant's Severance From Service Date occurs. The election may be revoked at any time before the

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          beginning  of  the  calendar  year  during  which  the   participant's
          Severance From Service Date occurs, by submitting to the Plan Administrator a signed Lump Sum Revocation Form.

          Notwithstanding the immediately preceding paragraph, any participant whose Severance From Service Date occurs on or after January 1, 2000 and on or before December 31, 2000 may elect to receive his/her payout in the form of a lump sum by submitting to the Plan Administrator a signed Lump Sum Election Form. The Form must be received by the Plan Administrator prior to the end of the thirtieth (30th) calendar day after the date of the participant's Severance From Service Date. The election may be revoked at any time before the end of the thirty (30) day period, by submitting to the Plan Administrator a signed Lump Sum Revocation Form.

          For a Surviving Spouse or Alternate Beneficiary, the payout under this Plan will be in the form of a lump sum benefit payout within 60 days after the participant's death.

          (c) Amount, timing, and source of participant monthly benefits payout. A participant entitled to monthly benefits payout will receive monthly payments based on the amount determined under paragraph (a); provided, however, that if such amount is determined as of the participant's Normal Retirement Date, it will be multiplied by the applicable factor determined as in Appendix E of the Pension Plan. Such payments shall be paid in the form of a single life annuity, unless the participant elects as set forth in paragraph (e) to receive such payments in the form of a joint and survivor annuity, and the annuity payment is reduced by the applicable factor determined as in Appendix E of the Pension Plan. Payments under this paragraph (c) shall commence effective with the first day of the month following the participant's Severance From Service Date. Notwithstanding the immediately preceding sentence, if the participant's Severance From Service Date occurs on or after January 1, 2000 and on or before December 31, 2000, such payment shall commence as soon as practical after December 31, 2000. If such participant receives (or would have received but for the Internal Revenue Code limitations) cost of living

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          adjustment(s)  under the Pension Plan, the monthly payments  hereunder will be automatically increased based on the percentage of, and at the same time as, such adjustment(s). Monthly payments hereunder shall permanently cease upon the death of the participant, effective with the monthly payment for the month following the month of the participant's death. Monthly payments hereunder shall be made from general corporate assets.

          (d) Amount, timing, and source of participant lump sum benefits payout. A participant entitled to a lump sum benefit payout will receive a lump sum payment. This lump sum payment will be based on the same assumptions and procedures that are used for determining lump sums in the Pension Plan. Such lump sum payment shall be made within 60 days after the participant's Severance From Service Date. Notwithstanding the immediately preceding sentence, if the participant's Severance From Service Date occurs on or after January 1, 2000 and on or before December 31, 2000, such payment shall commence as soon as practical after December 31, 2000, and if the participant is participating in the PEP, such lump sum payment shall include interest at the rate of 4% per year from the first day of the month after the participant's Severance From Service Date until the date of payment. The lump sum payment shall be made from general corporate assets.

          (e) Amount, timing and source of Surviving Spouse or Alternate Beneficiary payout.

                  Before Benefit Commencement Date: A Surviving Spouse or Alternate Beneficiary who is entitled to a Preretirement Survivor Annuity or a Preretirement Survivor Benefit under the Pension Plan shall receive a benefit payment under this Plan in the form of a lump sum, and equal to an amount and payable at the time determined under paragraphs (a) and (b).

                  After Benefit Commencement Date: A participant who is entitled to begin receipt of monthly benefits payments under paragraph
                  (c) of this Plan, may elect to provide a survivor benefit to his/her Surviving Spouse or Alternate Beneficiary (whichever is applicable) in the form of a joint and survivor annuity, the calculation of which is set forth in the Pension Plan. Payments to

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                  either a Surviving  Spouse or an Alternate  Beneficiary  under this Plan shall begin the first day of the month following the participant's death.

                  A participant's Post-retirement Survivor Annuity or Post-retirement Survivor Benefit beneficiary election, cost, and percentage elections under the Pension Plan will automatically apply to the monthly benefit payments under paragraph (c).

                  Notwithstanding the preceding paragraph, if a participant did not elect a Surviving Spouse or Alternate Beneficiary under the Pension Plan, or elected a lump sum under the Pension Plan, and elects survivor coverage for the monthly benefit payments under this Plan, the participant must provide all appropriate survivor benefit information in the timing and manner established by the Plan Administrator, and pursuant to the procedures set forth in Article V of the Pension Plan before commencing benefit payments under paragraph (c) of this Plan. Notwithstanding anything in this paragraph (e), survivor benefit payments under this Plan are subject to the minimum payout amount in paragraph 5(b), and payments hereunder shall be made from general corporate assets.


          (f) Death of participant entitled to lump sum payout. In the event of the death of a participant after his/her Severance From Service Date and before the participant receives the lump sum payment under paragraph (d), such lump sum payment shall be made to the participant's Alternate Beneficiary; and if there is no Alternate Beneficiary to the Surviving Spouse; and if there is no Surviving Spouse to the participant's beneficiary under the employer's employee life insurance plan; and if there is no beneficiary under the employer's employee life insurance plan, to the participant's estate. In the event of the death of a Surviving Spouse or Alternate Beneficiary after the participant's death and before the Surviving Spouse or Alternate Beneficiary receives the lump sum payment under paragraph (e), such lump sum payment shall be made to the participant's estate. The lump sum payment shall be the same amount and made at the same time and from the same source as set forth in paragraphs (d) and (e).

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6.       Miscellaneous.  None of the benefits  provided under this Plan shall be subject to alienation or assignment by any participant or beneficiary nor shall any of them be subject to attachment or garnishment or other legal process except (i) to the extent specially mandated and directed by applicable State or Federal statute; or (ii) as requested by the participant or beneficiary to satisfy income tax withholding or liability.

         This Plan may be amended from time to time, or suspended or terminated at any time, provided, however, that no amendment or termination shall impair the rights of any participant or beneficiary entitled to receive current or future payment hereunder at the time of such action. All amendments to this Plan which would increase or decrease the compensation of any Officer of Constellation Energy Group, either directly or indirectly, must be approved by the Board of Directors. All other permissible amendments may be made at the written direction of the Plan Administrator.

         Participation   in  this  Plan  shall  not  constitute  a  contract  of
         employment between Constellation Energy Group or a subsidiary of Constellation Energy Group and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

         The Plan is intended to be unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974. To the extent that any person acquires a right to receive payments from Constellation Energy Group under this Plan, such rights shall be no greater than the right of any unsecured general creditor of Constellation Energy Group.

         In the event Constellation Energy Group becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which Constellation Energy Group will not be the surviving corporation or in which the holders of the common stock of Constellation Energy Group will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of Constellation Energy Group under this Plan.

         This Plan shall be governed in all respects by Maryland law.

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